UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 11, 2023

Scholar Rock Holding Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38501	82-3750435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Binney Street, 3rd Floor, Cambridge, MA 02142
(Address of Principal Executive Offices) (Zip Code)

(857) 259-3860

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SRRK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On October 11, 2023, Scholar Rock Holding Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, and Piper Sandler & Co., as representatives of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale of an aggregate of 12,408,760 shares (the “Firm Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) to the Underwriters (the “Offering”). Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to 1,861,314 additional shares in an amount equal to 15% of the securities offered in the public offering (the “Option Shares” and together with the Firm Shares, the “Shares”) of Common Stock.

The Shares will be sold to the purchasers at a public offering price of $6.85 per share.

The Underwriting Agreement contains customary representations and warranties, conditions to closing, market standoff provisions, termination provisions and indemnification obligations, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, and were solely for the benefit of the parties to the Underwriting Agreement.

On October 12, 2023, the Underwriters exercised in full their option to purchase the Option Shares. Giving effect to the sale of the Option Shares, the aggregate net proceeds to the Company, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company, will be approximately $92.5 million. The Offering, including the sale of the Option Shares, is expected to close on October 16, 2023, subject to customary closing conditions.

The Offering is being made pursuant to the shelf registration statement on Form S-3 (File No. 333-268329) previously filed by the Company with the Securities and Exchange Commission (the “SEC”) on November 14, 2022 and declared effective by the SEC on November 25, 2022 and a related prospectus supplement.

The foregoing description of the Underwriting Agreement does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the full text of the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

The legal opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the Shares in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve estimates, assumptions, risks and uncertainties. Forward-looking statements include, but are not limited to, statements related to the Offering, the amount of proceeds expected from the Offering and the timing and certainty of completion of the Offering. The risks and uncertainties relating to the Company and the Offering include general market conditions, the Company’s ability to complete the Offering on favorable terms, or at all, as well as other risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, its Current Reports on Form 8-K and the prospectus supplement dated October 11, 2023 relating to the Offering. These documents contain important factors that could cause actual results to differ from current expectations and from forward-looking statements contained in this Current Report on Form 8-K. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and the Company undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this Current Report on Form 8-K.

Item 8.01	Other Events.

On October 11, 2023, the Company issued a press release announcing the Offering. On October 11, 2023, the Company issued a press release announcing that it had priced the Offering. A copy of both press releases are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1.	Underwriting Agreement dated October 11, 2023
5.1	Opinion of Goodwin Procter LLP
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
99.1	Press Release dated October 11, 2023 announcing the Offering
99.2	Press Release dated October 11, 2023 announcing the pricing of the Offering
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Scholar Rock Holding Corporation

Date: October 12, 2023	By:	/s/ Junlin Ho
Junlin Ho
General Counsel and Corporate Secretary